UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 6, 2012

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(865) 223-6575

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On April 6, 2012, Miller Energy Resources, Inc. sold 100,000 shares of its Series A Redeemable Preferred Stock to 20 accredited and/or institutional investors and issued those investors Series PPA warrants to purchase 1,000,000 shares of common stock in a private offering exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(2) and Regulation D of that act.  We received gross proceeds of $10,000,000.  We did paid a finder’s fee of $84,000 to Dimirak Securities Corporation, a broker-dealer and member of FINRA.  Mr. Boruff, our Chief Executive Officer, is a director and 49% owner of Dimirak Securities Corporation.  We are using the funds for general working capital.

The designations, rights and preferences of the Series A Redeemable Preferred Stock include:

•

the shares have a stated value of $100.00 per share and a liquidation preference equal to the stated value,

•

the shares are not entitled to any voting rights and are not convertible into any other security,

•

the holders are entitled to receive annual cumulative dividends at the rate of 10% per annum, payable annually in arrears on each dividend date, beginning on May 1, 2013;

•

the shares of Series A Redeemable Preferred Stock may be redeemed at any time at our option. If the shares are redeemed prior to 180 days from the date of issuance, the redemption price will be $110 per share and if the shares are redeemed after the date that is 180 days from the date of issuance, the redemption price will be $115 per share.

The Series PPA warrants are exercisable for three years from the issuance date at an exercise price of $5.28 per share.  The terms of the Series PPA warrants provide that the number of shares issuable upon the exercise of the warrants, as well as the exercise price of the warrants, is subject to proportional adjustment in the event of stock splits, stock dividends, recapitalizations and similar corporate events.  Unless the shares of common stock issuable upon exercise of the warrants are included in a registration statement filed by us with the SEC on or before September 1, 2012, the warrants may be exercised on a cashless basis.

The shares of Series A Redeemable Preferred Stock will be mandatorily redeemable by us within 30 days following the refinancing and repayment of our credit facility with Guggenheim Corporate Funding, LLC, as Administrative Agent, Arranger and Lender and Citibank, N.A. and Bristol Investment Fund as lenders.  If the Series A Redeemable Preferred Stock is not redeemed by us within 30 days of the repayment of the Guggenheim Credit Facility, the purchasers of the shares in this offering will receive, as liquidated damages and not as a penalty, a reduction in the exercise price of the Series PPA warrants from $5.28 per share to $3.00 per share.

The foregoing descriptions of the designations, rights and preferences of the Series A Redeemable Preferred Stock and the Series PPA warrants are qualified in its entirety by reference to the documents which are filed herewith as Exhibit 3.9 and 4.14.

Item 7.01

Regulation FD Disclosure.

On April 12, 2012, we issued a press release announcing that we had raised $10,000,000 through sales of our Series A Redeemable Preferred Stock.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

3.9	Amendment to Charter (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on April 2, 2012).
4.14	Form of Series PPA warrant
99.1	Press Release dated April 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date: April 12, 2012	By:	/s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

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